UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 26, 2010

Community Capital Corporation
(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)

0-18460	57-0866395
(Commission File Number)	(IRS Employer Identification No.)

1402-C Highway 72, Greenwood, South Carolina	29649
(Address of principal executive offices)	(Zip Code)

(864) 941-8200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

On May 26, 2010, of 9,921,321 shares outstanding and entitled to vote at our annual meeting, 7,580,689 shares were present in person or by proxy, and the following matters were voted upon and approved by our shareholders at the 2010 Annual Meeting:

1.	the election of five members to our Board of Directors; and
2.	the ratification of the appointment of Elliott Davis, LLC as our independent auditor for the fiscal year ending December 31, 2010.

The following is a summary of the voting results for each matter presented to the shareholders:

Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Harold Clinkscales, Jr.	4,857,979	100,319	2,622,391
Wayne Q. Justesen, Jr.	4,739,553	218,745	2,622,391
Clinton C. Lemon, Jr.	4,535,039	423,259	2,622,391
William G. Stevens	4,829,505	128,793	2,622,391
Stephen G. Skiba	4,746,419	211,879	2,622,391

Ratification of the Appointment of Elliott Davis

Votes For	Votes Against	Votes Abstained
7,315,803	259,836	5,050

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY CAPITAL CORPORATION

By:	/s/ R. Wesley Brewer
Name:	R. Wesley Brewer
Title:	Chief Financial Officer, Executive Vice President, and Secretary

Date:  May 27, 2010